Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Rogers Corporation of our report dated February 20, 2019 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Rogers Corporation's Annual Report on Form 10-K for the year ended December 31, 2018.

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut
May 14, 2019